Exhibit 10.35

SPONSORED BY MICROSOFT FINANCING	LOAN SUPPLEMENT

Loan Supplement No. (“Loan Supplement”)

Dated as of May 23,2006

to Master Loan and Security Agreement,

(“Master Agreement”)

Dated as of May 23,2006

between

De Lage Landen Financial Services, Inc. (“Lender”)

and

Orange 21 Inc. (“Borrower”)

1.	INCORPORATION BY REFERENCE OF MASTER AGREEMENT.

The Master Agreement and all documentation attached thereto, or delivered in connection therewith, or pursuant thereto, including all terms and conditions thereof, are specifically incorporated herein by reference, and made a part hereof, as if set forth at length herein, as the same may from time to time be amended, supplemented or otherwise modified. This Loan Supplement shall be considered a separate and enforceable agreement incorporating the terms and conditions of the Master Agreement, and all documentation attached thereto, or delivered in connection therewith, or pursuant thereto, and is referred to as a Loan Agreement

2.	FINANCED PRODUCT – LICENSED SOFTWARE, SERVICES AND HARDWARE DESCRIPTION:

See attached Schedule A

Location of Use: 2070 Las Palmas Dr. Carlsbad, CA 92011

3.	PRODUCT PROVIDER INFORMATION:

Supplier Name: FMT Consultants
Street Address: 5451 Avenida Encinas. Suite A	City/State/Zip: Carlsbad, CA 92008	Phone: 760-603-7610

4.	LOAN PRINCIPAL AMOUNT

The Principal Amount (defined below) of the Loan to be extended pursuant to this Loan Supplement shall not exceed $491,366.15. Lender reserves the right in its sole discretion to loan Borrower a greater Principal Amount under this Loan Supplement if the cost of the Financed Product, related taxes and/or other acquisition costs is greater than the Product Provider’s written estimate. The “Principal Amount” of a Note shall be that amount so specified as the principal amount in the Note as executed by Borrower.

5.	LOAN COMMENCEMENT DATE

The Loan commencement date for a Note shall be the “Loan Closing Date”.

6.	LOAN TERM:

The “Loan Term” with respect to a Loan shall mean the Primary Loan Term and any Interim Loan Term. The “Primary Loan Term” shall be the period commencing on the Loan Closing Date or, if the Loan Closing Date does not fall on the first day of a calendar month, the first day of the calendar month immediately following the Loan Closing Date (the “Primary Term Commencement Date”) and shall end on the date 39 months thereafter, unless earlier terminated pursuant to the provisions of the Loan Agreement. The “Interim Loan Term” shall be, in those instances where the Loan Closing Date does not fall on the first day of a calendar month, and the Primary Term Commencement Date consequently falls on the first day of the calendar month immediately following the Loan Closing Date, the period of time commencing on the Loan Closing Date and ending on the day immediately preceding the Primary Term Commencement Date.

7.	LOAN PAYMENTS AND LOAN PAYMENT DATES

The loan payment(s) with respect to the Loan (each, an “Installment,” and collectively the “Installments”) shall be made (check one) X monthly, quarterly, _semi-annually, or annually (the “Payment Period”); (check one) in advance, or X in arrears. If the Installments are to be paid in advance, each Installment shall be made on the first day of the applicable Payment Period and, if the Installments are to be paid in arrears, each Installment shall be made on the last day of the applicable Payment Period. In the event there is an Interim Term, any payment relating to that period shall be made on the first day of the Primary Term Commencement Date. The Installments during the Primary Loan Term shall be made on a consecutive, level basis, unless otherwise agreed to by Borrower, such agreement to be stated in, and evidenced by, Borrower’s execution of, the Note.

U.S. Loan & Security Agreement – Loan Supplement - 03-31-04	1 of 2	Borrower’s Initials: x JK

8.	LOAN INTEREST RATE

8.1 Primary Loan Term Interest Rate. Each Note shall bear interest during the Primary Loan Term (“Primary Loan Term Interest Rate”) at a per annum interest rate equal to 4.55% (calculated on the basis of a 360-day year and 30-day month).

8.2 Interim Loan Term Interest. Each Note shall bear interest during any Interim Loan Term (“Interim Loan Term Interest”) at a per diem interest rate equal to the daily equivalent of the Primary Loan Term Interest Rate.

9.	CUTOFF DATE. Lender shall be not obligated to make the Loan provided for in this Loan Supplement unless the Loan Closing Date occurs on or before.

10.	LOAN PREPAYMENT

10.1 Voluntary Prepayment. So long as no Event of Default or event which with the passage of time or the giving of notice or both would become an Event of Default (“Incipient Default”) has occurred and is continuing, on any one scheduled Note payment date (individually, “Payment Date”), Borrower may, at its option, upon notice (“Prepayment Notice”) as provided in Subsection 10.2 below, prepay a Note in full in an amount equal to the outstanding principal amount of the Note as of the date of such prepayment. Prepayment of the Note as provided in the Prepayment Notice shall be conditional upon the indefeasible payment to Lender in immediately available United States funds as directed by Lender of (i) the applicable prepayment amount of the Note, (ii) accrued interest on the outstanding principal amount of the Note to the date of such prepayment and (iii) a premium equal to, as applicable, the present value of all interest to become due following the date of prepayment, such interest to be discounted to present value using a per annum interest rate equal to four percent (4%), as reasonably determined by Lender or Assignee, as applicable. Except as otherwise provided in this Subsection 10.1, a Note may not be voluntarily prepaid.

10.2 Notice of Prepayment. Borrower shall give written notice to Lender of any prepayment of a Note not less than ten (10) days nor more than thirty (30) days before the date fixed for such prepayment, specifying (a) the date fixed for such prepayment (which shall be a Payment Date), (b) the principal amount of the Note to be prepaid, and (c) the premium, if any, and accrued interest applicable to such prepayment. Such notice of prepayment shall also specify the calculations used in determining the unpaid principal amount of the Note to be prepaid, which shall be subject to Lender’s review and approval in Lender’s sole and absolute discretion. Upon the giving of such notice, and written approval by Lender of the prepayment amount, the unpaid principal amount of the Note to be prepaid, together with the premium, if any, and accrued interest thereon, shall become due and payable on the date fixed for such prepayment.

10.3 Release of Collateral. Upon any prepayment of a Note pursuant to this Section 10, Lender will promptly execute and deliver to Borrower such instruments as shall be necessary to release the applicable Collateral from the lien and security interest of this Loan Agreement, without recourse to, or representation or warranty by, Lender.

11.	FEES:

Borrower agrees to pay the following Fees to Lender:

(a) Finance Charge - Delinquent Payment(s). Whenever any payment is not made within five (5) days of its due date, and provided that Lender has not declared Borrower to be in Default with respect to this Loan Supplement, Borrower agrees to pay a finance charge (“Finance Charge”) of 0.5% per month (6.00% per annum), or the maximum rate permitted by law, whichever is less, on the amount of the unpaid payment from the due date of such payment to and including the date Lender has indefeasibly received such payment in full, along with any and all any Finance Charges relating thereto, from Borrower; it being agreed that if Lender declares Borrower to be in Default with respect to this Loan Supplement, Borrower shall pay Lender the Default Interest Charge (in place of the Finance Charge) with respect to such payment computed from the payment due date to and including the date Lender has indefeasibly received such payment in full from Borrower.

(b) Loan Fee. N/A.

12.	REPRESENTATIONS AND WARRANTIES Borrower represents and warrants that:

(a) Its representations and warranties contained in the Master Agreement are true and accurate on and as of the date of this Loan Supplement as though made on and as of such date.

(b) It is not in default under any of the terms, covenants, agreements, or other provisions of any Loan Agreement, Note, or the Master Agreement, and no Event of Default, or Incipient Default, shall have occurred and is continuing thereunder.

13.	TERM DEFINITIONS

The terms used in this Loan Supplement, where not defined herein to the contrary, shall have the same meanings as defined in the Master Agreement.

De Lage Landen Financial Services, Inc. Lender	Orange 21 Inc. Borrow

By:	By:	x /s/ Jerry Kohlscheen

Title:	Title:	x Chief Operating Officer

U.S. Loan & Security Agreement –Loan Supplement - 03-31-04	2 of 2

SCHEDULE A FINANCED PRODUCT INFORMATION

Master Loan and Security Agreement, (“Master Agreement”)

Dated as of May 23, 2006

Loan Supplement No. (“Loan Supplement”)

Dated as of May 23, 2006

between

De Lage Landen Financial Services, Inc. (“Lender”) and Orange 21 Inc. (“Borrower”)

FINANCED PRODUCT – LICENSED SOFTWARE, SERVICES AND HARDWARE DESCRIPTION:

QTY	DESCRIPTION		TOTAL
	Refer to FMT Consultants invoice No. SFT40731, dated 5/23/2006 (2) page totaling		$491,366.15

		TOTAL:

U.S Loan & Security Agreement – Schedule A – Financed Product Information	Borrower’s Initials: x JK